Exhibit 21.1

Subsidiaries of the Company

Name	Location of Incorporation	Doing Business as Name
Elizabeth Arden (Australia) Pty Ltd.	Australia	Elizabeth Arden (Australia) Pty Ltd.
Elizabeth Arden Handels GmbH	Austria	Elizabeth Arden Handels GmbH
Elizabeth Arden (Canada) Limited	Canada	Elizabeth Arden (Canada) Limited
DF Enterprises, Inc.	Delaware	DF Enterprises, Inc.
FD Management, Inc.	Delaware	FD Management, Inc.
Elizabeth Arden International Holding, Inc.	Delaware	Elizabeth Arden International Holding, Inc.
RDEN Management, Inc.	Delaware	RDEN Management, Inc.
Elizabeth Arden (Financing), Inc.	Delaware	Elizabeth Arden (Financing), Inc.
Elizabeth Arden Travel Retail, Inc.	Delaware	Elizabeth Arden Travel Retail, Inc.
Elizabeth Arden (Denmark) ApS	Denmark	Elizabeth Arden (Denmark) ApS
Elizabeth Arden (Italy) S.r.l.	Italy	Elizabeth Arden (Italy) S.r.l.
Elizabeth Arden Japan KK	Japan	Elizabeth Arden Japan KK
Elizabeth Arden Korea Yuhan Hoesa	Korea	Elizabeth Arden Korea Yuhan Hoesa
Elizabeth Arden (Netherlands) Holding B.V.	Netherlands	Elizabeth Arden (Netherlands) Holding B.V.
Elizabeth Arden (New Zealand) Limited	New Zealand	Elizabeth Arden (New Zealand) Limited
Elizabeth Arden (Norway) AS	Norway	Elizabeth Arden (Norway) AS
Elizabeth Arden (Puerto Rico), Inc.	Puerto Rico	Elizabeth Arden (Puerto Rico), Inc.
Elizabeth Arden (Export), Inc.	Puerto Rico	Elizabeth Arden (Export), Inc.
Elizabeth Arden (Singapore) PTE Ltd.	Singapore	Elizabeth Arden (Singapore) PTE Ltd.
Elizabeth Arden (South Africa)(Pty) Ltd.	South Africa	Elizabeth Arden (South Africa)(Pty) Ltd.
Elizabeth Arden España, S.L.	Spain	Elizabeth Arden España, S.L.
Elizabeth Arden (Sweden) AB	Sweden	Elizabeth Arden (Sweden) AB
Elizabeth Arden (Zug) GmbH	Switzerland	Elizabeth Arden (Zug) GmbH
Elizabeth Arden International S.a.r.l.	Switzerland	Elizabeth Arden International S.a.r.l.
Elizabeth Arden (Switzerland) Holding S.a.r.l.	Switzerland	Elizabeth Arden (Switzerland) Holding S.a.r.l
Elizabeth Arden GmbH	Switzerland	Elizabeth Arden GmbH
Elizabeth Arden (UK) Ltd.	United Kingdom	Elizabeth Arden (UK) Ltd.